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                                                                   Exhibit 10.20
                           Dated 26/th/ September 2003
                           ---------------------------


                                  WANG XIU LING


                                       and


                                   SHENG YONG


                                       and


                          SHENZHEN FREENET INFORMATION
                           TECHNOLOGY COMPANY LIMITED


                       -----------------------------------

                               NOVATION AGREEMENT

                       -----------------------------------

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THIS NOVATION AGREEMENT   is made as of 26/th/ September 2003

BETWEEN

(1) WANG XIU LING, holder of the passport of People's Republic of China numbered PCHN143637106and whose correspondence address is at Room 3-101, Floor 7, Wushengdongli, Chaoyang District, Beijing ("WXL");

(2) SHENG YONG, holder of People's Republic of China Identity Card numbered110108197508120016 and whose correspondence address is at Room 6, Unit 1, Jiwei Dormitory, 9 Huangchenggen Nanjie Street, Xicheng District, Beijing ("SY"); and

(3) SHENZHEN FREENET INFORMATION TECHNOLOGY COMPANY LIMITED, a company incorporated with limited liability under the laws of the PRC and its registered address is at Room 616, Block 1, Pengyi Garden Bagua Road 2, Futian District, Shenzhen, PRC

     (each a "Party" and collectively "Parties").

WHEREAS

(A) Pursuant to a Loan Agreement dated 25/th/ November 2002 and made between, inter alia, WXL and Shenzhen Freenet ("Original Agreement"), WXL has granted a loan of a principal amount of RMB136,032,781 to Shenzhen Freenet subject to the terms and conditions therein.

(B) The Parties have agreed to enter into this Agreement for the purpose of assigning and transferring part of the interests and rights in respect of WXL (in particular, all rights in respect of a sum of RMB30,309,834 forming part of the principal loan of RMB136,032,781 granted by WXL to Shenzhen Freenet) under the Original Agreement to SY, subject to the terms and conditions set out in this Agreement.

NOW THEREFORE, IT IS AGREED as follows:

1.   INTERPRETATION

1.1 In this Agreement, the following expressions shall have the following meanings:-

     "Effective Date" means 26/th/ September 2003.

     "Novated Agreement" means the Original Agreement as novated and amended by this Agreement.

1.2 Terms defined in the Original Agreement shall have the same meaning when used in this Agreement unless otherwise defined herein.

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2.   ASSIGNMENT

2.1 Subject to Clause 2.4 hereof, WXL and Shenzhen Freenet hereby release each other with effect from the Effective Date from the respective rights and obligations in respect of a sum of RMB30,309,834 ("Novated Loan") (being part of the principal loan of RMB136,032,781 ("Loan") granted by WXL to Shenzhen Freenet) assumed by each of them under Original Agreement. For the avoidance of doubt, WXL shall remain entitled to all rights and interests in respect of the remaining balance of the Loan (i.e. RMB105,722,947) under the Original Agreement and Shenzhen Freenet shall remain liable for repayment and satisfaction of and all obligations and liabilities relating to the remaining balance of the Loan (i.e. RMB105,722,947) to WXL under the Original Agreement.

2.2 SY and Shenzhen Freenet hereby respectively agree to perform obligations and to assume liabilities towards the other under the Original Agreement on terms and subject to conditions identical to those upon unless otherwise indicated herein, and subject to which, corresponding obligations and liabilities (in respect of the Novated Loan) specified in Clause 2.1 above fall to be performed and satisfied under the Original Agreement and also subject to Clause 2.4 hereof.

2.3 WXL hereby assigns and transfers all her rights, claims and interests in respect of the Novated Loan, in and under the Original Agreement to SY, such assignment and transfer shall take effect on and from the Effective Date.

2.4 Notwithstanding anything contained in Clauses 2.1, 2.2 and 2.3 hereof, it is agreed between the Parties that WXL shall remain liable for all breaches, non-compliance and/or non-performance of the Original Agreement in respect of the Novated Loan on the part of WXL prior to the date of this Agreement and shall be held solely liable for all demands, claims, losses, damages, costs and expenses incurred by Shenzhen Freenet and/or SY as a result of or incidental to the aforesaid breaches, non-compliance and non-performance and shall indemnify SY and/or Shenzhen Freenet and hold SY and/or Shenzhen Freenet indemnified from all such demands, claims, losses, damages, costs and expenses.

2.5 With effect from the Effective Date, Shenzhen Freenet, WXL and SY agree that the provisions of the Original Agreement as varied and amended by this Agreement shall be identical to those in existence prior to the execution hereof, save insofar as the same have been varied and amended hereby.

3.   CONTINUING PROVISIONS

     Save as provided for herein, the Novated Agreement and all provisions thereof will continue in full force and effect as the legal, valid and binding obligations of each of Shenzhen Freenet, WXL and SY, enforceable in accordance with its terms.

4.   MISCELLANEOUS

4.1 If a provision of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

     (a) the legality, validity or enforceability in that jurisdiction of any other

                                                                     Page 3 of 4

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          provision of this Agreement; or

     (b) the legality, validity or enforceability in any other jurisdiction of that or any other provision of this Agreement.

4.2 This Agreement shall be subject to, governed by and construed in accordance with the laws of Hong Kong, the Special Administrative Region of the People's Republic of China ("Hong Kong") and the parties hereby irrevocably agrees to submit to the non-exclusive jurisdiction of the courts in Hong Kong.

4.3 This Agreement may be executed in any number of counterparts and by any party hereto in separate counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same document.


IN WITNESS whereof this Agreement shall be deemed to have been executed on the date first above written.


Signed by                        )
WANG XIU LING                    )
in the presence of               )
                                 )


Signed by                        )
SHENG YONG                       )
in the presence of               )


Signed by                        )
                                 )
for and on behalf of             )
SHENZHEN FREENET INFORMATION     )
TECHNOLOGY COMPANY LIMITED       )
in the presence of               )


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